AMENDMENT NO. 2

To

AMENDED AND RESTATED CREDIT FACILITIES AGREEMENT

(that was Effective November 28, 2006)

by and between

BANK OF AMERICA, N.A.

as Administrative Agent and a Lender

and

THE OTHER LENDERS SIGNATORY THERETO

and

YOUNG INNOVATIONS, INC.

as Borrower

In consideration of their mutual agreements herein and for other sufficient consideration, the receipt of which is hereby acknowledged, YOUNG INNOVATIONS, INC. ("Borrower"), BANK OF AMERICA, N.A. (as "Administrative Agent") and the Lenders party to the Original Loan Agreement agree as follows:

1.      Definitions; Section References.  The term "Original Loan Agreement" means the Amended and Restated Credit Facilities Agreement effective as of November 28, 2006, between Borrower, Administrative Agent and the Lenders signatory thereto, as amended, including without limitation, as amended by that certain Master Assignment and Assumption between Administrative Agent, the Lenders party thereto, and Borrower, of even date herewith that is effective simultaneously with the effectiveness hereof (the “Master Assignment and Assumption”). The term "this Amendment" means this Amendment. Capitalized terms used and not otherwise defined herein have the meanings defined in the Original Loan Agreement, except that the term “this Agreement” in the Original Loan Agreement shall be deemed to mean the Original Loan Agreement as amended by this Amendment. Section references are to sections of the Original Loan Agreement unless otherwise indicated.

2.         Effective Date of this Amendment.  Provided that Administrative Agent has received this Amendment fully executed by all parties hereto and each of the documents and other items listed or described on Exhibit A hereto as being required to be obtained, delivered or satisfied on or before the Amendment No. 2 Effective Date (as hereinafter defined), with each being satisfactory to Administrative Agent and (as applicable) duly executed and (also as applicable) sealed, attested, acknowledged, certified, or authenticated, this Amendment shall be effective as of May 21, 2009 (the “Amendment No. 2 Effective Date”), immediately following the effectiveness of the Master Assignment and Assumption.

3.         Delivery of Post-Closing Items.  Borrower agrees that Borrower’s failure to deliver or cause to be delivered to Administrative Agent any document or other item (if any) listed or described on Exhibit A as being required to be obtained, delivered or satisfied after the effectiveness of this Amendment (with each being satisfactory to Administrative Agent and (as applicable) duly executed and (also as applicable) sealed, attested, acknowledged, certified, or authenticated) within the time period or by the date set forth on Exhibit A for obtaining, delivering or satisfying such document or other item will constitute an Event of Default.

Amendments to Original Loan Agreement.  The Original Loan Agreement is amended as follows, all such amendments to be effective on the Amendment No. 2 Effective Date, unless otherwise indicated:

3.1.	Required Lenders. Section 2.4 is hereby deleted and replaced with the following:

“2.4. References to Required Lenders.  The words Required Lenders means (i) at any time when there are more than two Lenders, any one or more Lenders whose shares of Lenders’ Exposure at the relevant time aggregate at least 66 2/3%, or (ii) at any time when there are less than three Lenders, any one or more Lenders whose shares of Lenders’ Exposure at the relevant time aggregate 100%; provided that the shares of Lenders’ Exposure, or deemed Lenders’ Exposure, of any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.”

3.2.      Reduction of Aggregate Revolving Loan Commitment.  The amount “$75,000,000” is hereby deleted from Section 3.1.1 and replaced with the amount “$60,000,000”.

3.3.      Aggregate Revolving Commitment Accordion Feature.  The following new Section 3.1.4 is hereby added to the Original Loan Agreement immediately following Section 3.1.3:

“3.1.4. Borrower Right to Increase Aggregate Revolving Loan Commitment.

3.1.4.1. At any time after the Amendment No. 2 Effective Date, Borrower shall have the right to increase the Aggregate Revolving Loan Commitment by up to $15,000,000 in the aggregate, in up to two separate increases, subject to Borrower’s satisfaction of the conditions precedent contained in Section 3.1.4.2.

3.1.4.2. Administrative Agent and Lenders shall have no obligation to increase the Aggregate Revolving Loan Commitment unless all of the following conditions precedent are satisfied:

(i)             Borrower has given Administrative Agent and Lenders written notice of such proposed increase not fewer than 15 Business Days prior to the proposed effective date of such increase (the “Proposed Increase Effective Date”), which notice (a “Commitment Increase Notice”) specifies the amount of the proposed increase in the Aggregate Revolving Loan Commitment (the “Proposed Increase Amount”) and the Proposed Increase Effective Date;

(ii)            After giving effect to any Commitment Increase Notice, the Aggregate Revolving Loan Commitment shall not exceed $75,000,000 minus the aggregate amount of all prior reductions in the Aggregate Revolving Loan Commitment, if any, requested by Borrower;

(iii)           Each Commitment Increase Notice shall be for an increase in a minimum amount of at least $5,000,000;

(iv)           From the date of the Commitment Increase Notice through the Proposed Increase Effective Date, there shall be no Existing Default;

(v)            As of the date of the Commitment Increase Notice and as of the Proposed Increase Effective Date, all representations and warranties made by Borrower in the Loan Documents shall be true and correct as if made on and as of such dates; and

(vi)           Prior to the Proposed Increase Effective Date, Borrower shall have delivered to Administrative Agent (a) additional commitments in an aggregate amount equal to the Proposed Increase Amount from existing Lenders and/or one or more new financial institutions that qualify as an Eligible Assignee (it being understood and agreed that no existing Lender shall be required to provide an additional commitment); (b) documentation from each new financial institution that is providing an additional commitment evidencing its commitment and its agreement to become a Lender under this Agreement and to be bound by all of the provisions of this Agreement as a Lender, which documentation is satisfactory in form and substance to Administrative Agent; (c) a replacement Revolving Note for each existing Lender with an increased Revolving Loan Commitment, replacing such Lender’s existing Revolving Note and evidencing such Lender’s increased Revolving Loan Commitment and/or a new Revolving Note for each such financial institution that is a proposed new Lender reflecting the Revolving Loan Commitment of such proposed new Lender; (d) an opinion of counsel to Borrower in form and substance satisfactory to Administrative Agent; (e) a Secretary’s Certificate of Borrower certifying no change to Borrower’s Charter Documents since the copies last delivered to Administrative Agent and incumbency of Borrower’s officers; (f) good standing certificates for Borrower from the jurisdiction of its organization and each jurisdiction where the nature or extent of its business requires it to be qualified to do business; (g) a pro forma Compliance Certificate reflecting that none of the financial covenants in Section 15 will be violated as a consequence of such increase and any additional Advances contemplated to be made in connection therewith; and (h) such other instruments and documents as may be reasonably requested by Administrative Agent or Lenders in connection with the proposed in the amount of the Aggregate Revolving Loan Commitment.

3.1.4.3. On or before the Proposed Increase Effective Date, Administrative Agent shall send to Lenders and Borrower a replacement Exhibit 3 reflecting Lenders’ new Revolving Commitments and the new Aggregate Revolving Commitment as of the Proposed Increase Effective Date.

3.1.4.4. Provided that all conditions precedent to the increase are satisfied on or before the Proposed Increase Effective Date, the increase shall become effective on such date.”

3.2. Swingline Commitment.  Section 3.2.1 is hereby deleted and replaced with the following:

“3.2.1.  Swingline Advances. Subject to the limitations in Section 3.2.2 and elsewhere herein, Bank of America commits to make available to Borrower, from the Effective Date to the Revolving Loan Maturity Date, a Swingline Commitment that is initially $3,000,000, but which may decrease from time to time as provided herein, by funding Swingline Advances made from time to time by Bank of America as provided herein. Subject to the limitations in Section 3.2.2 and elsewhere herein, payments and prepayments that are applied to reduce the Swingline Loan may be re-borrowed through Swingline Advances. The Swingline Commitment may be terminated by agreement between Bank of America and Borrower as provided in Section 3.2.6 and may terminate automatically as provided in Section 16.2.1 or Section 3.2.6, as applicable. Immediately upon the making of a Swingline Advance by Bank of America in accordance with the terms and conditions of this Agreement, Bank of America shall be deemed to have sold and transferred to each other Lender, and such other Lender shall be deemed to have purchased and received from Bank of America, a pro rata undivided interest and participation in such Swingline Advance, the reimbursement obligation of Borrower with respect thereto, and any guaranty thereof or collateral therefor. Each such other Lender’s pro rata undivided interest shall be the same as its pro rata share of the Aggregate Revolving Loan Commitment.”

The following new Section 3.2.6 is hereby added to the Original Loan Agreement immediately following Section 3.2.5:

“3.2.6. Termination of Swingline Commitment and Swingline Documents. Bank of America and Borrower may agree at any time to terminate the Swingline Commitment and the Swingline Documents in a writing executed by them which includes a statement of the effective date for such termination. If Bank of America and Borrower so agree to terminate the Swingline Commitment and the Swingline Documents, the Swingline Commitment and Swingline Documents shall automatically terminate and the amendments to this Agreement set forth in Exhibit B to Amendment No. 2 shall automatically become effective, at 5:00 p.m (Local Time) on the effective date stated in such agreement. If not sooner terminated by agreement between Bank of America and Borrower, the Swingline Commitment and the Swingline Documents shall terminate and the amendments to this Agreement set forth in Exhibit B to Amendment No. 2 shall automatically become effective, at 5:00 p.m. on May 15, 2011.”

3.4.      Base Rate Increments; Eurodollar Increments; Revolving Loan Commitment Fee.  The table in Section 4.5 is hereby deleted and replaced with the following:

“	If the ratio of Borrower’s Total Funded Indebtedness to Adjusted EBITDA is:	The Eurodollar Increment shall be:	The Base Rate Increment shall be:	Revolving Loan Commitment Fee (per annum)
	Greater than or equal to 1.75 to 1.00	2.500%	1.000%	0.500%
	Greater than or equal to 1.25 to 1.00 but less than 1.75 to 1.00	2.250%	0.750%	0.375%
	Less than 1.25 to 1.00	2.000%	0.500%	0.250%

The initial Base Rate Increment, Eurodollar Increment and Revolving Loan Commitment Fee, effective as of the Amendment No. 2 Effective Date, shall be .500%, 2.000%, and .250% respectively. Thereafter, the applicable Base Rate Increment and Eurodollar Increment shall be re-determined by Administrative Agent promptly after each delivery by Borrower to Administrative Agent of Borrower’s Financial Statements for each fiscal quarter of Borrower (and accompanying Compliance Certificate) as required in Section 13.13.2 and will become applicable on the day when Borrower delivers such Financial Statements (and accompanying Compliance Certificate) to Administrative Agent. If Borrower does not deliver such Financial Statements (and accompanying Compliance Certificate) to Administrative Agent within the time period required by Section 13.13.2, then from the date such Financial Statements were required to be delivered until the date of such delivery, the highest possible Base Rate Increment and Eurodollar Increment shall become applicable and shall remain applicable until Borrower delivers such Financial Statements (and accompanying Compliance Certificate) to Administrative Agent and Administrative Agent determines the correct Base Rate Increment and Eurodollar Increment. The Eurodollar Rate for each Eurodollar Loan shall be determined by Administrative Agent before the beginning of the applicable Interest Period and shall apply throughout such Interest Period.”

3.5.      Maturity Date.  The date “April 15, 2010” in Section 6.1.2 is hereby deleted in each instance and replaced with the date “July 15, 2012”.

3.6.      Repayment of the Swingline Loan.  Section 7.4 is hereby deleted and replaced with the following:

“7.4.    Repayment of the Swingline Loan. Bank of America may in its absolute discretion at any time give notice to Administrative Agent and Lenders of the amount of the Swingline Loan after application of all payments to be applied thereto as provided elsewhere herein. Such notice shall be given no later than 1:00 p.m. (Local Time) and shall include a request that the Swingline Loan be fully paid with the proceeds of a Revolving Loan Advance. Administrative Agent and each Lender shall treat such notice as a request for a Revolving Loan Advance, and Lenders shall fund their respective pro rata shares thereof on such date in accordance with Section 7.7.1, notwithstanding that (i) the amount of the aggregate of such remittances by Lenders may not be in the minimum amount for Revolving Loan Advances otherwise required hereunder, (ii) any conditions to Advances in Section 9 may not be then satisfied, (iii) there is an Existing Default, or (iv) such remittances by Lenders may be made after the Revolving Loan Maturity Date; provided, however, that no Lender will be required to remit funds to the extent such remittance would cause such Lender’s Revolving Loan to exceed such Lender’s pro rata share of the Maximum Available Amount, and in such event, such Lender shall remit only so much of the requested funds as would cause such Lender’s Revolving Loan to equal such Lender’s pro rata share of the Maximum Available Amount. Prior to 3:00 p.m. (Local Time) on such date, Administrative Agent shall make a Revolving Loan Advance in an amount sufficient to reduce the Swingline Loan to zero and shall remit the proceeds thereof to Bank of America. Notwithstanding the foregoing, if as a result of the application of this Section, the Borrower is deemed to have received the proceeds of a Revolving Loan Advance, for the date such Revolving Loan Advance is deemed to have been made, Borrower shall only pay interest on the amount of the Revolving Loan Advance (and not on the amount of the Swingline Loan so repaid, irrespective of the time of day Bank of America makes demand for such payment). Administrative Agent will give notice to Borrower after any such Revolving Loan Advance is made pursuant to this Section. Any such Revolving Loan Advance will initially be a Base Rate Advance.”

3.7.      Fundings - Revolving Loan Advances.  Section 7.7.1 is hereby deleted and replaced with the following:

“7.7.1. Revolving Loan Advances. Administrative Agent shall promptly notify each Lender of the amount of the Advance (other than a Swingline Advance) to be made on an Advance Date. Each Lender shall make immediately available to Administrative Agent by 3:00 p.m. (Local Time) on the Advance Date funds consisting solely of Dollars in the amount of its pro rata share of such Advance, rounded to the nearest penny, in accordance with such remittance instructions as may be given by Administrative Agent to Lenders from time to time.”

3.8.      Conditions to Issuance of Letters of Credit.  The following new section 10.7 is hereby added to the Original Loan Agreement immediately following Section 10.6:

“10.7.   Lender Defaults. No Lender shall be in default of any of its obligations to fund amounts under Section 7.2.2 nor shall any Lender be a Defaulting Lender, unless Letter of Credit Issuer has entered into arrangements satisfactory to Letter of Credit Issuer with Borrower or such Lender to eliminate the Letter of Credit Issuer’s risk with respect to such Lender.”

3.9.      Negative Covenants - Investments.  The amount “$12,000,000” in Section 14.1.8 is hereby deleted and replaced with the amount “$8,000,000”.

3.10.    Negative Covenants - Indirect Obligations.  The amount $1,000,000” in Section 14.4 is hereby deleted and replaced with the amount $5,000,000”.

3.11.    Negative Covenants - Permitted Acquisitions.  The following new Section 14.6.5 is hereby added to the Original Loan Agreement immediately following Section 14.6.4:

“14.6.5. Pro Forma Compliance Certificate. If the total consideration to be paid in any particular acquisition is equal to or exceeds $10,000,000, Borrower has provided Administrative Agent with a pro forma Compliance Certificate reflecting that none of the covenants in Section 15 will be violated as a consequence of such acquisition or with the passage of time thereafter.”

3.12.    Negative Covenants - Disposal of Property.  Section 14.11 is hereby deleted and replaced with the following:

14.11.  Disposal of Property. Sell, transfer, exchange, lease, or otherwise dispose of any of its assets to any Person; provided, however, that the Covered Persons may (i) sell, transfer or otherwise dispose of assets to Borrower or to any Guarantor; (ii) sell Inventory in the ordinary course of business in arm's-length transactions; (iii) sell assets if, within 180 days of the completion of any such sale, the net proceeds of such sale not expended with that time for replacement of such asset by other assets of comparable type and utility are applied to reduce the outstanding balance of the Aggregate Revolving Loan; and (iv) sell, transfer or otherwise dispose of assets in transactions other than as contemplated in clauses (i), (ii) and (iii) hereof, provided that (a) immediately before any such sale, transfer or other disposal of assets there is no Existing Default, (b) 100% of the aggregate proceeds from all sales, transfers or other disposals of assets under this clause (iv) during the period commencing on the Amendment No. 2 Effective Date and ending on the Revolving Loan Maturity Date shall be applied to reduce the outstanding balance of the Aggregate Revolving Loan to the extent such aggregate proceeds exceed $5,000,000, (c) if the value of assets to be sold, transferred, or otherwise disposed of in any such transaction or series of such related transactions have an aggregate orderly liquidation value of greater than $5,000,000 in the aggregate for all involved Covered Persons, Borrower first provides to Administrative Agent a pro forma Compliance Certificate reflecting pro forma compliance with the financial covenants contained in Section 15.

3.13.    Financial Covenants.  Section 15 of the Original Loan Agreement is hereby deleted and replaced with the following:

“15. Financial Covenants.

15.1. Special Definitions. As used in this Section 15.1 and elsewhere herein, the following capitalized terms have the following meanings:

Adjusted EBITDA means, with respect to any fiscal period of Borrower, EBITDA for such fiscal period, minus the amount of EBITDA for such period which was attributable to any line of business which has been sold, transferred or otherwise disposed of during such period; provided, however, that, if any Covered Person makes any Permitted Acquisition during such fiscal period of Borrower, and the Applicable Target Company Financial Statements are in form and substance reasonably satisfactory to Administrative Agent (including that they are prepared in accordance with past practices), then the reported EBITDA of the Target for the applicable fiscal periods ending prior to the date of consummation of the Permitted Acquisition will be included in determining Adjusted EBITDA for any such applicable fiscal period of Borrower (including Borrower’s four fiscal quarters then ended); provided further, however, that in determining EBITDA for such Target Company for such applicable fiscal period of Borrower, reasonable cost savings, expenses and other income statement adjustments which are attributable to the change in ownership and/or management resulting from such Permitted Acquisition that are (i) set forth in a schedule delivered to the Administrative Agent concurrent with the consummation of such Permitted Acquisition, and (ii) approved by the Administrative Agent, shall be deemed to have been realized on the first day of the applicable fiscal period of Borrower (including the four fiscal quarters then ended).

Applicable Target Company Financial Statements means, with respect to any Target Company acquired in a Permitted Acquisition, the audited annual financial statements of such Target Company for any applicable fiscal period(s), or, to the extent such Target Company has no audited historical financial statements, the management-prepared annual financial statements of such Target Company for any applicable fiscal period(s), in either case, together with any management-prepared interim financial statements of such Target Company for any applicable fiscal period(s).

EBITDA means, with respect to any fiscal period of Borrower, the net income of Borrower for such fiscal period, as determined in accordance with GAAP and reported on the Financial Statements for such period, plus (i) (A) Interest Expense in such period, (B) income tax expense in such period, (C) depreciation and amortization expense in such period, (D) total expenses associated with the non-cash portion of employee stock compensation and (E) any extraordinary loss in such period, minus (ii) any extraordinary gain in such period, in each case calculated for Borrower for such period.

Interest Expense means for any period of calculation, all interest, whether paid in cash or accrued as a liability, but without duplication, on Indebtedness of Borrower during such period.

Total Funded Indebtedness means, as of any time, the sum of any contractual obligations to pay borrowed money (including, without limitation, any such Indebtedness incurred in connection with purchase money financing) and to make payments or reimbursements with respect to letters of credit (whether or not there have been drawings thereunder) at such time including, without limitation, the Aggregate Revolving Loan and the aggregate dollar amount of Capital Leases presented in Borrower’s most recent Financial Statements as Liabilities.

All other capitalized terms used in this Section 15 shall have their meanings and shall be determined under GAAP. All financial measurements respecting Borrower shall be made and calculated for Borrower and all of its now existing or later acquired, created or organized Subsidiaries, if any, on a consolidated basis in accordance with GAAP.

15.2 Maximum Ratio of Total Funded Indebtedness to Adjusted EBITDA. The ratio of Borrower’s Total Funded Indebtedness to Adjusted EBITDA, measured at the end of each fiscal quarter of Borrower (for the four fiscal quarters then ended) shall not be greater than 2.50 to 1.00.

15.3. [Intentionally blank].

15.4. Minimum EBITDA. Borrower’s EBITDA measured as of the last day of each fiscal quarter of Borrower ending during each period specified below (in each case calculated for the four fiscal quarters then ended) shall not be less than the amount specified for such period below:

Period	Minimum EBITDA
Amendment No. 2 Effective Date to December 31, 2009	$22,000,000
January 1, 2010 to December 31, 2010	$22,500,000
January 1, 2011 and the last day of each calendar quarter thereafter	$23,500,000
		”

3.14.    Rights and Remedies.  Sections 16.2.1 and 16.2.2 are hereby deleted and replaced with the following:

“16.2.1. Termination of Commitments.  Upon an Event of Default described in Section 16.1.9, the Commitments shall be deemed canceled. From and after the occurrence of any other Event of Default that has not been waived in writing, Required Lenders may cancel the Commitments; provided, however, from and after the occurrence of any such other Event of Default that has not been waived in writing, Bank of America may cancel the Swingline Commitment without the consent of the Required Lenders; provided further, however, that if not sooner terminated, any termination of the Revolving Commitment by Required Lenders will result in the immediate termination of the Swingline Commitment. Any such cancellation may be, in either case, without presentment, demand or notice of any kind, which Borrower expressly waives.

16.2.2 Acceleration.  Upon an Event of Default described in Section 16.1.9, all of the outstanding Loan Obligations shall automatically become immediately due and payable. From and after the occurrence of any other Event of Default that has not been waived in writing, Required Lenders may declare all of the outstanding Loan Obligations immediately due and payable; provided, however, from and after the occurrence of any such other Event of Default that has not been waived in writing, if not sooner terminated, Bank of America may declare the Swingline Loan immediately due and payable without the consent of the Required Lenders. Such acceleration may be, in either case, without presentment, demand or notice of any kind, which Borrower expressly waives.”

3.15.    Amendments and Modifications; Waivers and Consents.  Section 20.2 is hereby deleted and replaced with the following:

“20.2 Amendments and Modifications; Waivers and Consents.  Unless otherwise provided herein, no amendment to or modification of any provision of this Agreement, or of any of the other Loan Documents shall be effective unless it is in writing and signed by authorized officers of Borrower and Required Lenders. Unless otherwise provided herein, no waiver of, or consent to any departure by Borrower from, the requirements of any provision of this Agreement or any of the other Loan Documents shall be effective unless it is in writing and signed by authorized officers of Required Lenders. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender. Any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given. The foregoing notwithstanding, no such amendment, modification or consent shall, unless signed by authorized officers of all Lenders: (i) change any Revolving Loan Commitment of any Lender, or change the Letter of Credit Commitment or subject any Lender or the Letter of Credit Issuer to a greater obligation than expressly provided for in this Agreement, (ii) reduce or forgive the repayment of principal of any Advance or the reimbursement of any draw on a Letter of Credit or change the rate, or mechanism for determining the rate, of interest on any Advance or any fees or other amounts payable by Borrower hereunder, (iii) change the regularly scheduled dates for payments of principal or interest of any Advance or other fees or amounts payable to any Lender under the Loan Documents (including, without limitation, the Revolving Loan Maturity Date), (iv) release any Guarantor or other Person liable, directly or indirectly for the Loan Obligations, (v) change the provisions of Section 17 to the detriment of any Lender, (vi) change the definition of Required Lenders herein, (vii) change any requirement herein that any particular action be taken by all Lenders or by Required Lenders, (viii) change the provisions of this Section, (ix) release any Covered Person from its obligations under the Loan Documents, or (x) change any provisions of this Agreement requiring ratable distributions to Lenders. No failure by Administrative Agent or any Lender to exercise, and no delay by Administrative Agent or any Lender in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Administrative Agent or any Lender of any right, remedy, power or privilege hereunder preclude any other exercise thereof, or the exercise of any other right, remedy, power or privilege existing under any Law or otherwise.”

3.16.    Glossary.  The following new defined terms are hereby added (in alphabetical order) to the Glossary attached to the Original Loan Agreement as Exhibit 2.1:

"AMENDMENT NO. 2 - that certain Amendment No. 2 to Amended and Restated Credit Facilities Agreement by and between Administrative Agent, the other Lenders party thereto, and Borrower, effective May 21, 2009.”

"AMENDMENT NO. 2 EFFECTIVE DATE - May 21, 2009.”

“DEFAULTING LENDER - any Lender that (a) has failed to fund any portion of any Advance, any participations in or reimbursement with respect to Letters of Credit or the Swingline Loan or any other amount required to be funded by Lender hereunder, within one Business Day of the date required to be funded by it hereunder unless such failure has been cured, (b) has otherwise failed to pay over to Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute or unless such failure has been cured, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.”

“SWINGLINE ADVANCE NOTICE - is defined in Section 7.3.”

“SWINGLINE SUBFACILITY - the discretionary, uncommitted subfacility of the Aggregate Revolving Loan Commitment provided for in Section 3.2.”

“SWINGLINE SUBFACILITY AMOUNT - is defined in Section 3.2.2.”

The following definitions are hereby deleted from the Glossary attached to the Original Loan Agreement as Exhibit 2.1 and replaced with the following:

“COMMITMENT - either the Revolving Loan Commitment of a Lender, the obligation of a Lender to purchase risk participations in Swingline Advances or the Letter of Credit Commitment of Letter of Credit Issuer.”

"PERMITTED REDEMPTIONS -- the redemption by Borrower from time to time during the period commencing on the Amendment No. 2 Effective Date and ending on the Revolving Loan Maturity Date pursuant to Redemption Documents, in one or more transactions, of such of Borrower’s shares as may be purchased for consideration in an amount not to exceed $25,000,000; such repurchases may be made using the proceeds of this Agreement, however the total amount of consideration (including funds which are not proceeds of this Agreement) to be paid for all such repurchases may not exceed $25,000,000 unless otherwise approved by the Required Lenders; provided that immediately before, and after giving effect to, the consummation of any such redemption, there shall be no Existing Default.”

The following definitions are hereby deleted form the Glossary attached to this Original Loan Agreement as Exhibit 2.1: Swingline Commitment and Swingline Documents.

4.         Revised Exhibit 3.  Exhibit 3 is hereby deleted and replaced with Exhibit 3 attached to this Amendment which reflects the Lenders and their pro rata shares of the Commitments as of the Amendment No. 2 Effective Date.

5.         Revised Exhibit 8.  Exhibit 8 is hereby deleted and replaced with Exhibit 8 attached to this Amendment which sets forth a list of all of the Domestic Subsidiaries of Borrower (which Persons constitute all of the Guarantors) as of the Amendment No. 2 Effective Date.

6.         Revised Exhibit 13.10.  Exhibit 13.10 is hereby deleted and replaced with Exhibit 13.10 attached to this Amendment which sets forth a list of the Borrowing Representatives of Borrower.

7.         Revised Schedule II to Compliance Certificate.  Schedule II to the Compliance Certificate attached to the Original Loan Agreement as Exhibit 13.13 is hereby deleted and replaced with Schedule II attached to this Amendment.

8.         Revised Exhibit S.  Exhibit S is hereby deleted and replaced with Exhibit S attached to this Amendment which reflects notice information for all parties.

9.         Effect of Amendment.  The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under the Original Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Original Loan Agreement, or any of the other Loan Documents. Each reference in the Original Loan Agreement to "the Agreement", "hereunder", "hereof", "herein", or words of like import, shall be read as referring to the Original Loan Agreement as amended hereby.

10.       Representations and Warranties of Borrower.  Borrower hereby represents and warrants to Lenders that (i) execution, delivery and performance of this Amendment, and all transactions contemplated by the Amendment, have been duly authorized by all requisite action of Borrower; (ii) no consents are necessary from any third parties for Borrower’s execution, delivery or performance of this Amendment or in connection with any transaction contemplated by this Amendment, (iii) this Amendment and the Original Loan Agreement constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms, except to the extent that the enforceability thereof against Borrower may be limited by bankruptcy, insolvency or other laws affecting the enforceability of creditors rights generally or by equity principles of general application, (iv) except as disclosed on the amended and restated disclosure schedule attached hereto as Exhibit C which amends and restates the disclosure schedule attached to the Original Loan Agreement (as previously amended), all of the representations and warranties contained in Section 11 of the Original Loan Agreement, as amended hereby, are true and correct with the same force and effect as if made on and as of the Amendment No. 2 Effective Date, and (v) there is no Existing Default and no Default or Event or Default will occur immediately or with the passage of time or giving of notice as a consequence of this Amendment becoming effective.

11.       Reaffirmation.  Borrower hereby acknowledges and confirms that (i) except as expressly amended hereby, the Original Loan Agreement and other Loan Documents remain in full force and effect, (ii) the Original Loan Agreement, as amended hereby, is in full force and effect, (iii) Borrower has no defenses to its obligations under the Original Loan Agreement and the other Loan Documents, and (iv) Borrower has no claim of any nature against Administrative Agent or any Lender arising from or in connection with the Original Loan Agreement or the other Loan Documents.

12.       Counterparts.  This Amendment may be executed by the parties hereto on any number of separate counterparts, and all such counterparts taken together shall constitute one and the same instrument. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged.

13.       Counterpart Facsimile Execution.  This Amendment, or a signature page thereto intended to be attached to a copy of this Amendment, signed and transmitted by facsimile machine or telecopier shall be deemed and treated as an original document. The signature of any Person thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party hereto, any facsimile or telecopy document is to be re-executed in original form by the Persons who executed the facsimile or telecopy document. No party hereto may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Amendment.

14.       Reproductions as Evidence.  This Amendment, the Original Loan Agreement, and the other Loan Documents, including but not limited to (a) consents, waivers, amendments, and modifications which may hereafter be executed, and (b) financial statements, certificates and other information previously or hereafter furnished to Administrative Agent or any Lender, may be reproduced by Administrative Agent or any Lender by any photographic, photostatic, microfilm, microcard, miniature photographic, computer imaging or other similar process, and Administrative Agent or any Lender may destroy any such original document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business of lender), and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

15.       Governing Law.  This Amendment and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the internal laws of the State of Missouri applicable to contracts made and to be performed wholly within such state, without regard to choice or conflict of laws provisions.

16.       Final Expression; No Course of Dealing.  This Amendment is intended by the parties as a final expression of their agreement evidenced hereby and is intended as a complete and exclusive statement of the terms and conditions thereof.

17.       Incorporation by Reference.  Administrative Agent, the undersigned Lenders and Borrower hereby agree that all of the terms of the Loan Documents are incorporated in and made a part of this Amendment by this reference.

18.       Statutory Notice.  The following notice is given pursuant to Section 432.047 of the Missouri Revised Statutes; nothing contained in such notice will be deemed to limit or modify the terms of the Loan Documents or this Amendment:

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THIS AGREEMENT. TO PROTECT YOU (BORROWER) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

BORROWER, ADMINISTRATIVE AGENT, AND LENDERS HEREBY AFFIRM THAT THERE ARE NO OTHER AGREEMENTS BETWEEN THEM, ORAL OR WRITTEN, CONCERNING THE SUBJECT MATTER OF THIS AMENDMENT AND THAT ALL PRIOR AGREEMENTS CONCERNING THE SUBJECT MATTER OF THIS AMENDMENT, INCLUDING ANY PROPOSAL, TERM SHEET OR COMMITMENT LETTER, ARE MERGED INTO THIS AMENDMENT AND THEREBY EXTINGUISHED.

[remainder of page intentionally blank]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by appropriate duly authorized officers as of the Amendment No. 2 Effective Date.

YOUNG INNOVATIONS, INC., as Borrower By its President and Chief Financial Officer /s/ Arthur L. Herbst, Jr. Name: Arthur L. Herbst, Jr.	BANK OF AMERICA, N.A., as Administrative Agent by its Vice President /s/ Michael Brashler Name: Michael Brashler
THE NORTHERN TRUST COMPANY, as a Lender by its Vice President /s/ Roger McDougal Name: Roger McDougal	BANK OF AMERICA, N.A., as a Lender by its Senior Vice President /s/ Jonathan M. Phillips Name: Jonathan M. Phillips

EXHIBIT 3

LENDERS’ COMMITMENTS AND PRO-RATA SHARES

LENDER	REVOLVING LOAN COMMITMENT	PRO-RATA SHARES
Bank of America, N.A.	$40,000,000.00	66.66666667%
The Northern Trust Company	$20,000,000.00	33.33333333%
AGGREGATES	$60,000,000.00	100.00000000%

LENDER	SWINGLINE LOAN COMMITMENT	PRO RATA SHARES
Bank of America, N.A.	$3,000,000.00	100%

EXHIBIT 8

GUARANTORS

Name	Jurisdiction of Organization	Ownership
Young Dental Manufacturing I, LLC	Missouri	100% owned by Borrower
Young Acquisitions Company, d/b/a Panoramic	Missouri	100% owned by Borrower
Panoramic Rental Corp	Missouri	100% owned by Young Acquisitions Company
Athena Technology, LLC	Delaware	100% owned by Borrower
Young PS Acquisitions, LLC d/b/a Plak Smacker	Delaware	100% owned by Borrower
Young Colorado, LLC (d/b/a Biotrol and Challenge)	Delaware	100% owned by Borrower
YI Ventures LLC	Delaware	100% owned by Borrower
Mid-West Dental Laboratory, Inc.	Indiana	100% owned by YI Ventures, LLC
Young OS LLC	Delaware	100% owned by Borrower
Young Microbrush, LLC	Delaware	100% owned by Borrower
Young Microbrush International, LLC	Delaware	100% owned by Borrower
2720 Corporate Parkway LLC	Illinois	100% owned by Borrower
SAV-A-LIFE, LLC	Illinois	100% owned by Borrower

EXHIBIT 13.10

BORROWING REPRESENTATIVES

Alfred E. Brennan - CEO and Chairman

Arthur L. Herbst, Jr. - President and CFO

Julia Heap - Controller and Vice President of Finance

Erin Manning - Treasurer

Ellen Kennedy - Assistant Controller

SCHEDULE II

FINANCIAL COVENANT CALCULATIONS

EXHIBIT A

DOCUMENTS AND REQUIREMENTS LIST

Items To Be Obtained, Delivered, or Satisfied Executed On or Before the Amendment No. 2 Effective Date
1. Master Assignment and Assumption Agreement between Administrative Agent, the current Lenders and Borrower

2.   Amendment No. 2 to Amended and Restated Credit Facilities Agreement, between Administrative Agent, Borrower and the remaining Lenders, together with all exhibits and schedules thereto (including the Amended and Restated Disclosure Schedule)

3.   Joint Acknowledgment of Guarantors, signed by:

a.    Young Dental Manufacturing I, LLC

b.   Young Acquisitions Company, d/b/a Panoramic

c.    Panoramic Rental Corp.

d.   Athena Technology, LLC

e.    Young PS Acquisitions, LLC, d/b/a PLAK SMACKER

f.    Young Colorado, LLC

g.   Young OS, LLC

h.   YI Ventures, LLC

i.    Mid-West Dental Laboratory, Inc.

j.    Young Microbrush, LLC

k.   Young Microbrush International, LLC

l.    2720 Corporate Parkway LLC

m.  SAV-A-LIFE, LLC

4. Legal Opinion of counsel to Borrower and each Material Subsidiary in form and substance satisfactory to Administrative Agent
5. Current/Initial Financial Statements for Borrower and its Subsidiaries on a consolidated basis

6.   Certificate of the Secretary of Borrower (certifying (a) that the Articles of Incorporation, together with any and all amendments thereto, last delivered and certified to Bank of America, N.A. pursuant to the Certificate of the Secretary of Borrower dated as of November 28, 2006, have not been amended, modified, annulled, rescinded, revoked or changed in any manner whatsoever and remain in full force and effect, (b) the Bylaws of the Borrower, with all amendments thereto, (c) resolutions adopted by the Board of Directors of Borrower, and (c) incumbency of officers of the Borrower, specifying the names, titles, and true signatures).

7. Secretary’s Certificate (certifying Articles or Certificate of Incorporation, Bylaws, Resolutions, and Incumbency) for each Material Subsidiary that is a corporation:
a. Young Acquisitions Company, d/b/a Panoramic
b. Panoramic Rental Corp.
8. Member’s Certificate (certifying Articles of Organization, Operating Agreement, Resolutions, and Incumbency) for each Material Subsidiary that is a limited liability company:
a. Young Dental Manufacturing I, LLC
b. Young PS Acquisitions, LLC d/b/a Plak Smacker
c. Young Microbrush, LLC
9. Good Standing Certificates for Borrower and each Material Subsidiary from the Secretary of State of their states of incorporation and qualification:
a. Young Innovations, Inc. (MO corp) - MO, IL, CA, WI, TX and CO

b. Young Dental Manufacturing I, LLC (MO llc) - MO, TX
c. Young Acquisitions Company, d/b/a Panoramic (MO corp) - MO, IN
d. Panoramic Rental Corp. (MO corp) - MO, IN
e. Young PS Acquisitions, LLC d/b/a Plak Smacker (DE llc) - DE, CA, IL
f. Young Microbrush, LLC (DE llc) - DE, FL, WI
10. UCC Lien Search Results on the following names from the following jurisdictions:
a. “Young Innovations, Inc.” - MO SOS
b. “Young Dental Manufacturing I, LLC” - MO SOS
c. “Young Acquisitions Company”, d/b/a Panoramic - MO SOS
d. “Panoramic Rental Corp.” - MO SOS
e. “Athena Technology, LLC” - DE SOS
f. “Young PS Acquisitions, LLC”, d/b/a Plak Smacker-DE SOS
g. “Young Colorado, LLC”, d/b/a Biotrol and Challenge-DE SOS
h. “YI Ventures LLC” - DE SOS
i. “Mid-West Dental Laboratory, Inc.” - IN SOS
j. “Young OS LLC” - DE SOS
k. “Young Microbrush, LLC" - DE SOS
l. “Young Microbrush International, LLC” - DE SOS
m. “2720 Corporate Parkway LLC” - IL SOS
n. “SAV-A-LIFE, LLC” - IL SOS
11. Tax Lien, Judgment Lien and Pending Suit Search Results of filings against the following Persons in the following jurisdictions:

a.    Young Innovations, Inc. (MO):

i.            State of Missouri

ii.           St. Louis County (Earth City), MO

iii.         State of Illinois

iv.          McHenry County (Algonquin), IL

v.           Cook County (Chicago), IL

vi.          State of California

vii.        State of Wisconsin

viii.       State of Texas

ix.          State of Colorado

b. Young Dental Manufacturing I, LLC (MO): i. State of Missouri ii. St. Louis County (Earth City), MO iii. State of Pennsylvania

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c. Young Acquisitions Company, d/b/a Panoramic (MO): i. State of Indiana ii. Allen County (Fort Wayne), IN
d. Panoramic Rental Corp. (MO): i. State of Indiana ii. Allen County (Fort Wayne), IN
e. Athena Technology, LLC (DE): i. State of Indiana ii. Allen County (Fort Wayne), IN
f. Young PS Acquisitions, LLC d/b/a Plak Smacker (DE): i. State of California ii. Riverside County (Corona), CA
g. Young Colorado, LLC, d/b/a Biotrol and Challenge (DE): i. State of Missouri ii. St. Louis County (Earth City), MO
h. YI Ventures LLC - DE SOS: i. State of California ii. Alameda County (Livermore), CA iii. State of Indiana iv. Allen County (Fort Wayne), IN
i. Mid-West Dental Laboratory, Inc. (IN): i. State of Indiana ii. Allen County (Fort Wayne), IN
j. Young OS LLC (DE): i. State of Missouri ii. St. Louis County (Fenton), MO iii. State of New Jersey
k. Young Microbrush, LLC (DE): i. State of Wisconsin ii. Ozaukee County (Grafton), WI iii. State of Florida
l. Young Microbrush International, LLC (DE) i. State of Wisconsin ii. Ozaukee County (Grafton), WI
m. 2720 Corporate Parkway LLC - IL SOS i. State of Illinois
n. SAV-A-LIFE, LLC - IL SOS i. State of Illinois
12. Copies of all Consents, Licenses and Approvals (obtained by any Borrower or any Material Subsidiary in connection with the execution, performance, and enforceability of the Loan Documents) - NONE

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13. Upfront fee payable to Lenders ($100,000) to Bank of America; $30,000 to Northern Trust)
14. Administrative Agent and Lenders’ Expenses and Legal Fees (excluding including payment of Lewis, Rice & Fingersh invoice)

Items To Be Obtained, Delivered, or Satisfied Executed After the Amendment No. 2 Effective Date

(Failure to obtain, deliver or satisfy any listed item within the time period therefor set forth below will result in an immediate Event of Default)

1.   Current Insurance Certificates for Borrower and each other Covered Person evidencing that Borrower and each other Covered Person has in force insurance meeting the applicable requirements of the Loan Agreement

2.   Tax Lien, Judgment Lien and Pending Suit Search Results of filings against the following Persons in the following jurisdictions reflecting no Security Interests other than Permitted Security Interests or Security Interests otherwise satisfactory to Administrative Agent:

a. Young PS Acquisitions, LLC d/b/a Plak Smacker (DE): i. State of Illinois ii. McHenry County, IL
a. Young Dental Manufacturing I, LLC (MO): i. State of Texas ii. Cameron County (Brownsville), TX
3. Administrative Agent and Lenders’ Expenses and Legal Fees- payment of Lewis, Rice & Fingersh invoice

KEY

LRF = RESPONSIBILITY OF LEWIS, RICE & FINGERSH, L.C.

Borrower = RESPONSIBILITY OF BORROWER AND/OR ITS COUNSEL

Agent = RESPONSIBILITY OF BANK OF AMERICA, N.A.

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EXHIBIT B

SWINGLINE SUBFACILITY AMENDMENTS

At the Swingline Subfacility Effective Time (as defined below), the Original Loan Agreement as amended by Amendment No. 2, shall be further amended as follows (unless otherwise indicated, Section references are to Sections of the Original Loan Agreement as amended by Amendment No. 2):

1. Swingline Subfacility.  Section 3.2 is hereby deleted and replaced with the following:

“3.2. Swingline Subfacility.

3.2.1. Swingline Advances. Subject to the limitations in this Section 3.2.1, in Section 3.2.2 and elsewhere herein, Swingline Lender agrees, in reliance upon the agreements of the other Lenders set forth herein, to consider in its sole and absolute discretion making Advances to Borrower (each a “Swingline Advance”) during the period from the Swingline Subfacility Effective Date to the Revolving Loan Maturity Date, in amounts not exceeding the Swingline Maximum Available Amount, notwithstanding the fact that such Swingline Advances, when aggregated with Swingline Lender’s Revolving Loan and Swingline Lender’s pro rata share of the Letter of Credit Exposure may exceed the amount of Swingline Lender’s Revolving Loan Commitment. The Swingline Subfacility is a discretionary, uncommitted subfacility of the Aggregate Revolving Loan Commitment and Swingline Lender may terminate or suspend the Swingline Subfacility at any time in its sole discretion upon notice to Borrower, which notice may be given by Swingline Lender before or after Borrower requests a Swingline Advance hereunder.

3.2.2. Limitations on Swingline Advances. No Swingline Advance will be made on or after the Revolving Loan Maturity Date, and no Swingline Advance will be made which would result in the Swingline Loan exceeding the Swingline Maximum Available Amount. The Swingline Maximum Available Amount on any date shall be a Dollar amount equal to the lesser of (i) the Swingline Subfacility Amount, or (ii) an amount equal to the Aggregate Revolving Loan Commitment minus the sum of the Aggregate Revolving Loan and the Letter of Credit Exposure immediately prior to the making of such Swingline Advance. The Swingline Subfacility Amount is initially $3,000,000, but may decrease from time to time as provided herein.

3.2.3. Swingline Note. The obligation of Borrower to repay the Swingline Loan shall be evidenced by a promissory note payable to the order of Swingline Lender in a maximum principal amount equal to the Swingline Subfacility Amount and otherwise in a form satisfactory to Swingline Lender.

3.2.4. Deemed Lender Participations in Swingline Advances. Immediately upon the making of a Swingline Advance, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from Swingline Lender a risk participation in such Swingline Advance in an amount equal to the product of such Lender’s pro rata share of the Aggregate Revolving Loan Commitment times the amount such Swingline Advance.

3.2.5. Refinancing of Swingline Advances.

(i) Swingline Lender at any time in its sole and absolute discretion may request, on behalf of Borrower (which hereby irrevocably authorizes Swingline Lender to so request on its behalf), that each Lender fund its pro rata share of the amount of the Swingline Loan then outstanding. Such request shall be made in writing (which written request shall be deemed to be a request for a Base Rate Advance for purposes hereof) and in accordance with the requirements of Sections 7.10 and 7.13, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Advances, but limited by the Maximum Available Amount and the conditions set forth in Section 9.2 for subsequent Revolving Advances (other than as provided to the contrary in clause (iv) below). Swingline Lender shall promptly furnish Borrower with a copy of the applicable request for such Base Rate Advance. Each Lender shall make an amount equal to its pro rata share of the requested Base Rate Advance available to Administrative Agent in immediately available funds for the account of Swingline Lender at the Administrative Agent’s Office not later than 1:00 p.m. (Local Time) on the day specified in such request, whereupon, subject to clause (ii) of this Section 3.2.5, each Lender that so makes funds available shall be deemed to have funded its pro rata share of the Requested Base Rate Advance. Administrative Agent shall remit the funds so received to Swingline Lender.

(ii) If for any reason any Swingline Loan cannot be refinanced by such a Base Rate Advance in accordance with clause (i) of this Section 3.2.5, the request for a Base Rate Advance submitted by Swingline Lender as set forth herein shall be deemed to be a request by Swingline Lender that each of the Lenders fund its risk participation in the then outstanding Swingline Loan and each Lender’s payment to Administrative Agent for the account of Swingline Lender pursuant to clause (i) of this Section 3.2.5 shall be deemed payment in respect of such participation.

(iii) If any Lender fails to make available to Administrative Agent for the account of Swingline Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 3.2.5 by the time specified in clause (i) of Section 3.2.5, Swingline Lender shall be entitled to recover from such Lender (acting through Administrative Agent if Administrative Agent is different than Swingline Lender), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to Swingline Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by Swingline Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by Swingline Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender's funded pro rata portion of the relevant Base Rate Advance or funded participation in the then outstanding balance of the Swingline Loan, as the case may be. A certificate of Swingline Lender submitted to any Lender (through Administrative Agent if Administrative Agent is different from Swingline Lender) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

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(iv) Each Lender’s obligation to fund its pro rata portion of Base Rate Advances or to purchase and fund risk participations in Swingline Advances pursuant to this Section 3.2.5 shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against Swingline Lender, Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such funding of risk participations shall relieve or otherwise impair the obligation of Borrower to repay Swingline Loans, together with interest as provided herein.

3.2.6. Repayment of Participations.

(i) At any time after any Lender has purchased and funded a risk participation in a Swingline Advance, if Swingline Lender receives any payment on account of such Swingline Advance, Swingline Lender will distribute to such Lender its pro rata share thereof in the same funds as those received by Swingline Lender.

(ii) If any payment received by Swingline Lender in respect of principal or interest on any Swingline Advance is required to be returned by Swingline Lender under any of the circumstances described in Section 6.6 (including pursuant to any settlement entered into by Swingline Lender in its discretion), each Lender shall pay to Swingline Lender its pro rata share thereof on demand of Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. Administrative Agent will make such demand upon the request of Swingline Lender. The obligations of Lenders under this clause shall survive the payment in full of the Loan Obligations and the termination of this Agreement.

3.2.7. Interest for Account of Swingline Lender. Anything in this Agreement to the contrary notwithstanding, Swingline Lender shall be responsible for invoicing Borrower for interest on the Swingline Loan. Until each Lender funds its pro rata share of any Base Rate Advance or risk participation pursuant to this Section 3.2 to refinance such Lender’s pro rata share of any Swingline Advance, interest in respect of such pro rata share shall be solely for the account of Swingline Lender.

3.2.8. Payments Directly to Swingline Lender. Anything in this Agreement to the contrary notwithstanding, Borrower shall make all payments of principal and interest in respect of the Swingline Advances directly to Swingline Lender.”

2. Procedures for Obtaining Advances and Letter of Credit.  Section 7 is hereby deleted and replaced with the following:

“7. Procedure for Obtaining Advances and Letters of Credit.

7.1. Initial Advances. Provided that all conditions thereto hereunder are satisfied and subject to the limitations contained herein, Lenders will fund and Administrative Agent will make the initial Revolving Loan Advance on the Effective Date in immediately available funds in Dollars as directed by Borrower in a written direction delivered to Administrative Agent.

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7.2. Subsequent Revolving Loan Advances. Borrower may request a subsequent Revolving Loan Advance at any time, but not more often than once each Business Day, by submitting a request therefor to Administrative Agent as provided in Section 7.13. Every request for an Revolving Loan Advance shall be irrevocable. A request for a Revolving Loan Advance received by Administrative Agent on a day that is not a Business Day or that is received by Administrative Agent after 11:00 a.m. (Local Time) on a Business Day shall be treated as having been received by Administrative Agent prior to 11:00 a.m. (Local Time) on the next Business Day.

7.3. Swingline Advances. Unless the Swingline Subfacility has been terminated or suspended by Swingline Lender as provided in Section 3.2.1, each Swingline Advance shall be made upon Borrower’s irrevocable notice to Swingline Lender and Administrative Agent (if Administrative Agent is not the Swingline Lender), which may be given by telephone. Each such notice must be received by Swingline Lender and Administrative Agent (if Administrative Agent is not the Swingline Lender), if applicable, not later than 4:00 p.m. (Local Time) on the requested Advance Date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested Advance Date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to Swingline Lender and Administrative Agent (if Administrative Agent is not the Swingline Lender) of a written Swingline Advance Notice which shall be in the form of Exhibit 7.3 attached hereto and mailed, personally delivered or telecopied as provided in Section 20.1, appropriately completed and signed by a Responsible Officer of Borrower. If Administrative Agent is not the Swingline Lender, promptly after receipt by Swingline Lender of any telephonic Swingline Advance Notice, Swingline Lender will confirm with Administrative Agent (by telephone or in writing) that Administrative Agent has also received such Swingline Advance Notice and, if it has not, Swingline Lender will notify Administrative Agent (by telephone or in writing) of the contents thereof. Unless (x) the Swingline Subfacility has been terminated or suspended by Swingline Lender as provided in Section 3.2.1, or (y) if Administrative Agent is not the Swingline Lender, Swingline Lender has received notice (by telephone or in writing) from Administrative Agent prior to 4:30 p.m. (Local Time) on the date of the proposed Swingline Advance (A) directing Swingline Lender not to make such Swingline Advance as a result of the limitations set forth in Section 3.2.2, or (B) that one or more of the applicable conditions specified in Section 9 is not then satisfied, then, subject to the terms and conditions hereof, Swingline Lender will, not later than 5:00 p.m. (Local Time) on the Advance Date specified in such Swingline Advance Notice, make the amount of the requested Swingline Advance available to Borrower on the applicable Advance Date at Swingline Lender’s office by crediting the account of Borrower on the books of Swingline Lender in immediately available funds. Lenders agree that Swingline Lender may agree to modify the borrowing procedures used in connection with the Swingline Subfacility in its discretion and without affecting any of the obligations of Lenders and without any notification to any Lender.

7.4. [Intentionally Blank]

7.5. Administrative Agent’s Right to Make Other Revolving Loan Advances -- Payment of Loan Obligations. With the prior approval of Required Lenders in each instance, Administrative Agent shall have the right to make Revolving Loan Advances at any time and from time to time to cause timely payment when due of

iv

any of the Loan Obligations; provided, however, that no Lender will be required to remit funds in an amount which would cause such Lender’s Revolving Loan to exceed such Lender’s pro rata share of the Maximum Available Amount. Administrative Agent may select the Advance Date for any such Revolving Loan Advance, but such Advance Date may only be a Business Day. Administrative Agent will give notice to Borrower after any such Revolving Loan Advance is made. Any such Revolving Loan Advance will initially be a Base Rate Advance.

7.6. Letters of Credit. Borrower may request the issuance of a Letter of Credit by submitting an issuance request to Letter of Credit Issuer and executing the application/reimbursement agreement required under Section 10.1 no less than five Business Days prior to the requested issue date for such Letter of Credit.

7.7. Fundings.

7.7.1. Revolving Loan Advances. Administrative Agent shall promptly notify each Lender of the amount of the Advance (other than a Swingline Advance) to be made on an Advance Date. Each Lender shall make immediately available to Administrative Agent by 3:00 p.m. (Local Time) on the Advance Date funds consisting solely of Dollars in the amount of its pro rata share of such Advance, rounded to the nearest penny, in accordance with such remittance instructions as may be given by Administrative Agent to Lenders from time to time.

7.7.2. Draws on Letters of Credit. In the event that a draw is made on a Letter of Credit and Borrower does not reimburse the amount of such draw in full to Letter of Credit Issuer immediately on demand, Letter of Credit Issuer shall promptly notify Administrative Agent of such failure. Upon Administrative Agent’s receipt of such notice from Letter of Credit Issuer, Administrative Agent may notify each Lender thereof and shall have the right to cause a Revolving Loan Advance to be made, regardless whether such Revolving Loan Advance would result in the Aggregate Revolving Loan exceeding the Maximum Available Amount, by notifying each Lender of the draw, the amount of the Revolving Loan Advance required to fund reimbursement of such draw, and the amount of such Lender’s ratable share of such Revolving Loan Advance. Unless otherwise agreed by Lenders, the Advance Date and time for such Revolving Loan Advance shall not be later than 1:00 p.m. (Local Time) on the first Business Day following Administrative Agent’s delivery of such notice to Lenders. By no later than such Advance Date and time, each Lender shall make immediately available to Administrative Agent funds consisting solely of Dollars in the amount of its pro rata share of such Revolving Loan Advance, rounded to the nearest penny, in accordance with such remittance instructions as may be given by Administrative Agent to each Lender from time to time. Each Revolving Loan Advance made by Administrative Agent pursuant to this Section 7.7.2 shall initially be a Base Rate Advance. Administrative Agent will give notice to Borrower after any such Revolving Loan Advance is made. Notwithstanding the foregoing, if any unreimbursed draw on a Letter of Credit is repaid by Lenders upon the demand or request of Letter of Credit Issuer, and the Borrower is thereby deemed to have received the proceeds of a Revolving Loan Advance, for the date such Revolving Loan Advance is deemed to have

v

been made, Borrower shall only pay interest on the amount of the Revolving Loan Advance (and not on the amount of the unreimbursed Letter of Credit draw so repaid, irrespective of the time of day Letter of Credit Issuer makes demand for such payment).

7.7.3. All Fundings Ratable. All fundings of Advances (other than Swingline Advances) shall be made by Lenders as provided herein in accordance with their pro rata shares of the Aggregate Revolving Loan Commitment. Except as otherwise expressly provided herein, a Lender shall not be obligated to fund Revolving Loan Advances that would result in the sum of (a) such Lender’s Revolving Loan, plus (b) such Lender’s pro rata share of the Letter of Credit Exposure exceeding its Revolving Loan Commitment, or make available any more than its pro rata share of any Advance.

7.8. Administrative Agent’s Availability Assumptions.

7.8.1. Unless Administrative Agent has been given written notice by a Lender prior to an Advance Date that such Lender does not intend to make immediately available to Administrative Agent such Lender’s pro rata share of the Advance which Administrative Agent will be obligated to make on the Advance Date, Administrative Agent may assume that such Lender has made the required amount available to Administrative Agent on the Advance Date and Administrative Agent may, in reliance upon such assumption, make available to Borrower a corresponding amount. If such required amount is not in fact made immediately available to Administrative Agent by such Lender on the Advance Date, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount immediately upon Administrative Agent’s demand therefor, then Administrative Agent shall promptly notify Borrower and the other Lenders and Borrower shall immediately pay such corresponding amount to Administrative Agent. Administrative Agent shall also be entitled to recover, either from such defaulting Lender or Borrower, interest on such corresponding amount for each day from the date such corresponding amount was made available by Administrative Agent to Borrower to the date such corresponding amount is recovered by Administrative Agent, at a rate per annum equal to (i) if paid by such Lender, the cost to Administrative Agent of funding such amount at the Federal Funds Rate, or (ii) if paid by Borrower, the applicable rate for the Advance in question determined from the request therefor (without duplication of any interest accruing thereon under any other provision of this Agreement). Each Lender shall be obligated only to fund its pro rata share of an Advance subject to the terms and conditions hereof, regardless of the failure of another Lender to fund its pro rata share thereof.

7.8.2. Unless Administrative Agent has been given written notice by Borrower prior to the date any payment to be made by it is due, that it does not intend to remit such payment, Administrative Agent may assume that the Borrower has timely remitted such payment and Administrative Agent may, in reliance upon such assumption, make available a corresponding amount or pro rata portion thereof to the Persons entitled thereto. If such payment was not in fact remitted to the Administrative Agent in immediately available funds, then,

vi

each Lender shall immediately on demand repay to Administrative Agent the corresponding amount or pro rata portion thereof made available to such Lender, together with interest thereon in respect of each day from the date such amount was made available by Administrative Agent to such Lender to the date such amount is repaid to Administrative Agent, at the Federal Funds Rate.

7.9. Disbursement. Provided that all conditions precedent herein to a requested Advance have been satisfied, Administrative Agent will make the amount of such requested Advance available to Borrower on the applicable Advance Date in immediately available funds in Dollars at Administrative Agent’s Applicable Lending Office.

7.10. Restrictions on Advances. No Eurodollar Advance will be made unless it is at least $250,000, and, over that amount, unless it is a whole multiple of $100,000. No Base Rate Advance will be made unless it is a whole multiple of $100,000 and at least $100,000. No more than one Revolving Loan Advance will be made on any one day pursuant to a request for a Revolving Loan Advance. No more than one Swingline Advance will be made on any day. Advances will only be made for the purposes permitted in Section 13.1. No Eurodollar Advance will be made so long as there is any Existing Default.

7.11. Restriction on Number of Eurodollar Loans. No more than 8 Eurodollar Loans with different Interest Periods may be outstanding at any one time.

7.12. Each Advance Request and Letter of Credit Request a Certification. Each submittal of a request for an Advance (whether for a Revolving Advance or a Swingline Advance) and each submittal of a request for the issuance of a Letter of Credit by a Borrowing Representative shall constitute a certification by Borrower that (i) there is no Existing Default, (ii) all conditions precedent hereunder to the making of the requested Advance or issuance of the requested Letter of Credit have been satisfied, and (iii) the Representations and Warranties are then true, with such exceptions as have been disclosed to Lenders in writing by Borrower or a Guarantor from time to time and are satisfactory to Lenders, and will be true on the Advance Date or issuance date, as applicable, as if then made with such exceptions.

7.13. Requirements for Every Revolving Advance Request. Only a written request (which shall be in the form attached hereto as Exhibit 7.13 and mailed, personally delivered or telecopied as provided in Section 20.1) or a telephonic request (promptly confirmed in writing in the form attached hereto as Exhibit 7.13 in the manner provided in Section 20.1) from a Borrowing Representative to Administrative Agent that specifies the amount of the Revolving Advance to be made, the Advance Date for the requested Revolving Advance, the portion of the Revolving Advance which is requested to be a Eurodollar Advance and the portion of the Revolving Advance which is requested to be a Base Rate Advance, and the Interest Period to be applicable to the Eurodollar Loan that will result from a requested Eurodollar Advance, shall be treated as a request for a Revolving Advance. No Advance Date for any requested Revolving Advance may be other than a Business Day. A request for a Eurodollar Advance must be given prior to 11:00 a.m. (Local Time) at least two Business Days prior to the Advance Date for such Eurodollar Advance. A request for a Base Rate Advance must be given prior to 11:00 a.m. (Local Time) on the Advance Date for such Base Rate Advance;

vii

provided, however, that with respect to any Advance to be made on the Effective Date, the request for such Advance shall be delivered to Administrative Agent prior to 11:00 a.m. (Local Time) on the Effective Date and such Advance must be a Base Rate Advance only.

7.14. Requirements for Every Letter of Credit Request. Only a written request (which may be mailed, personally delivered or telecopied as provided in Section 20.1) from a Borrowing Representative to Administrative Agent or an electronic initiation over an online service provided by Letter of Credit Issuer that specifies the amount, requested issue date (which shall be a Business Day and in no event later than 30 Business Days before the Revolving Loan Maturity Date) and beneficiary of the requested Letter of Credit and other information necessary for its issuance shall be treated as a request for issuance of a Letter of Credit.

7.15. Exoneration of Administrative Agent and Lenders. Neither Administrative Agent nor any Lender shall incur any liability to Borrower for treating a request that meets the express requirements of Section 7.3 or Section 7.13 or Section 7.14 as a request for an Advance or issuance of a Letter of Credit, as applicable, if Administrative Agent (and Swingline Lender, if applicable) believes in good faith that the Person making the request is a Borrowing Representative or if, in the case of a request for a Letter of Credit, it is electronically initiated. Neither Administrative Agent nor any Lender shall incur any liability to Borrower for failing to treat any such request as a request for an Advance or issuance of a Letter of Credit, as applicable, if Administrative Agent (and Swingline Lender, if applicable) believes in good faith that the Person making the request is not a Borrowing Representative.”

3. Rights and Remedies.  Sections 16.2.1 and 16.2.2 are hereby deleted and replaced with the following:

16.2.1. Termination of Commitments.  Upon an Event of Default described in Section 16.1.9, the Commitments shall be deemed canceled. From and after the occurrence of any other Event of Default that has not been waived in writing, Required Lenders may cancel the Commitments. Any such cancellation may be, in either case, without presentment, demand or notice of any kind, which Borrower expressly waives.

16.2.2 Acceleration.  Upon an Event of Default described in Section 16.1.9, all of the outstanding Loan Obligations shall automatically become immediately due and payable. From and after the occurrence of any other Event of Default that has not been waived in writing, Required Lenders may declare all of the outstanding Loan Obligations immediately due and payable. Such acceleration may be, in either case, without presentment, demand or notice of any kind, which Borrower expressly waives.

5. Glossary.  The following new defined terms are hereby added (in alphabetical order) to the Glossary attached to the Original Loan Agreement as Exhibit 2.1:

“SWINGLINE ADVANCE NOTICE - is defined in Section 7.3.”

“SWINGLINE SUBFACILITY - the discretionary, uncommitted subfacility of the Aggregate Revolving Loan Commitment provided for in Section 3.2.”

“SWINGLINE SUBFACILITY AMOUNT - is defined in Section 3.2.2.”

viii

“SWINGLINE SUBFACILITY EFFECTIVE DATE - the earlier of (i) 5:00 p.m (Local Time) on the effective date for the termination of the “Swingline Commitment” and “Swingline Documents” (as those terms were defined on the Amendment No. 2 Effective Date) provided in an agreement entered into between Bank of America and Borrower pursuant to Section 3.2.6 as set forth in Amendment No. 2, or (ii) 5:00 p.m (Local Time) on May 15, 2011.”

The following definitions are hereby deleted from the Glossary attached to the Original Loan Agreement as Exhibit 2.1 and replaced with the following:

“LENDER -- any one of the lenders listed on Exhibit 3 to this Agreement, including Administrative Agent in its capacity as a lender, or any Person who takes an assignment from any of such lenders of all or a portion of its rights and obligations as a lender under this Agreement pursuant to Section 19.4.2 and an Assignment and Acceptance as provided therein, and, as the context requires, includes Swingline Lender.”

"LOAN DOCUMENTS -- this Agreement, the Notes, the Guaranties, the Contribution Agreement, any Letter of Credit application/reimbursement agreement between Borrower and the Letter of Credit Issuer, and all other agreements, certificates, documents, instruments and other writings executed in connection herewith or related hereto.”

"LOAN OBLIGATIONS -- all of Borrower’s Indebtedness owing to Swingline Lender, to the Letter of Credit Issuer, Administrative Agent or Lenders under the Loan Documents, whether as principal, interest, fees or otherwise, all reimbursement obligations of Borrower to Letter of Credit Issuer or Lenders with respect to the Letter of Credit Exposure, and all other obligations and liabilities of Borrower to Administrative Agent or Lenders under the Loan Documents and all Hedging Obligations (in each case including all extensions, renewals, modifications, rearrangements, restructures, replacements and refinancings of the foregoing, whether or not the same involve modifications to interest rates or other payment terms), whether now existing or hereafter created, absolute or contingent, direct or indirect, joint or several, secured or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of Law or otherwise, including but not limited to the obligation of Borrower to repay future advances by Administrative Agent or Lenders hereunder, whether or not made pursuant to commitment and whether or not presently contemplated by Borrower, Administrative Agent or Lenders in the Loan Documents.”

"SWINGLINE ADVANCE -- an advance by Bank of America to Borrower under the Swingline Subfacility.”

“SWINGLINE LENDER” -- means Bank of America in its capacity as provider of Swingline Advances, or any successor swingline lender hereunder.

The following definitions are hereby deleted form the Glossary attached to this Original Loan Agreement as Exhibit 2.1: “Swingline Commitment” and “Swingline Documents”.

4. Revised Exhibit 3. Exhibit 3 to the Original Loan Agreement is hereby deleted and replaced with Exhibit 3 attached to this Exhibit B.

4. New Exhibit 7.3. A new Exhibit 7.3 in the form of Exhibit 7.3 attached to this Exhibit B is hereby added to the Original Loan Agreement as amended by Amendment No. 2.

ix

EXHIBIT 3

LENDERS’ COMMITMENTS AND PRO-RATA SHARES

LENDER	REVOLVING LOAN COMMITMENT	PRO-RATA SHARES
Bank of America, N.A.	$40,000,000.00	66.66666667%
The Northern Trust Company	$20,000,000.00	33.33333333%
AGGREGATES	$60,000,000.00	100.00000000%

SWINGLINE LENDER	SWINGLINE SUBFACILITY AMOUNT
Bank of America, N.A.	$3,000,000.00

EXHIBIT 7.3

FORM OF SWINGLINE ADVANCE NOTICE

Bank of America, N.A.

901 Main Street

Mail Code TX1-492-14-14

Dallas, TX 75202-3714

Attention: Monica Barnes

Re:

Amended and Restated Credit Facilities Agreement effective as of November 28, 2006 (as amended, modified, restated or replaced from time to time, the Loan Agreement) among Young Innovations, Inc. (Borrower), Bank of America, N.A., as Administrative Agent (Administrative Agent) and the Lenders as defined in the Loan Agreement (Lenders)

Attention:

Ladies and Gentlemen:

The undersigned is a Borrowing Representative of Borrower, and, as such is authorized to make and deliver this Swingline Advance Notice pursuant to Section 7.3 of the Loan Agreement. All capitalized words used herein that are defined in the Loan Agreement have the meanings defined in the Loan Agreement.

Borrower hereby requests that Bank of America, N.A. make a Swingline Advance of $_________ to Borrower under the terms of the Loan Agreement on ______________.

The undersigned hereby certifies that:

(i)	There is no Existing Default.

(ii)

The Representations and Warranties, including those of each Guarantor in its Guaranty, are true in all material respects and will be true in all material respects as of the time of the requested Swingline Advance.

(iii)

The amount of the requested Swingline Advance will not, when added to the current amount of (x) any outstanding Swingline Advances, (y) the Aggregate Revolving Loan, and (z) the Letter of Credit Exposure, exceed the Maximum Available Amount.

(iv)	All conditions precedent under Section 9.2 of the Loan Agreement have been satisfied.

Executed this ___ day of ________, _____.

YOUNG INNOVATIONS, INC.

by its

Name:

EXHIBIT C

EXHIBIT 11

DISCLOSURE SCHEDULE OF BORROWER

Section 11.1

None.

Section 11.2

None.

Section 11.3

None.

Section 11.4

None.

Section 11.5

None.

Section 11.6

None.

Section 11.7

None.

Section 11.8

None.

Section 11.9

None.

Section 11.10

The Microbrush International Ltd operation in Dungarvan, County Waterford, Ireland had minor leaks of heating oil from a transfer pipe connecting a heating oil above ground storage tank to a building furnace. In 2006, a local contractor excavated an area of visually impacted soil measuring approximately 4 feet square. Pursuant to that certain Agreement for Purchase and Sale of Assets by and among Young Microbrush, LLC, Young Microbrush Ireland Ltd., Microbrush, Inc., Microbrush International Ltd., Phillip Mark and Gunnar Wallin, the sellers thereunder represented the excavation was done in compliance with applicable laws.

Section 11.11

The following are material trade names or styles of the Covered Persons: “Plak Smacker”, “Lorvic”, “Young”, “Young Dental”, “Denticator”, “Biotrol”, “Panoramic”, “Athena”, “Athena Technology”, “Health-Sonics”, “Obtura”, “Spartan”, “Brahler”, “Sav-A-Life”, “D&N Micro Products”, “Microbrush” and “Opti-Cide 3”.

Section 11.12

None.

Section 11.13

None.

Section 11.14

None.

Section 11.15

The Covered Persons have a minority investment in Health Edge Investment Partners. In 2005, the Covered Persons committed to an investment of up to $3.0 million. To date, $1,950,000 has been invested.

Section 11.16

None.

Section 11.17

None.

Section 11.18

None.

Section 11.19

None.

Section 11.20

None.

Section 11.21

None.

Section 11.22

None.

Section 11.23

None.

Section 11.24

None.

Section 11.25

None.

Section 11.26.1

The following represent the locations of the chief executive office and principal places of business of the Covered Persons:

Chief Executive Office and a Principal Place of Business of each Covered Person:

Young Innovations, Inc.

13705 Shoreline Court East

Earth City, Missouri 63045

Additional Principal Place of Business of each Covered Person:

Young Innovations, Inc.

2260 Wendt Street

Algonquin, Illinois 60102

Young Innovations, Inc.

500 N. Michigan, Ave., Suite 2204

Chicago, Illinois 60611

Young Dental Manufacturing 1, LLC

13705 Shoreline Court East

Earth City, Missouri 63045

Young Colorado, LLC

13705 Shoreline Court East

Earth City, Missouri 63045

Young Acquisitions Company

4321 Goshen Rd.

Ft. Wayne, IN 46818

Panoramic Rental Corporation

4321 Goshen Rd.

Ft. Wayne, IN 46818

Athena Technology, LLC

13705 Shoreline Court

Earth City, Missouri 63045

Young OS, LLC

13705 Shoreline Court

Earth City, Missouri 63045

Young PS Acquisitions, LLC

755 Trademark Circle

Corona, CA 92879

YI Ventures LLC d/b/a Healthsonics

13705 Shoreline Court

Earth City, Missouri 63045

Midwest Dental Laboratory

620 East Berry Street

Ft. Wayne, IN 46802

Young Microbrush LLC

1376 Cheyenne Avenue

Grafton, WI 53024

Young Microbrush International, LLC

1376 Cheyenne Avenue

Grafton, WI 53024

Young Microbrush, LLC

7345 West Sand Lake Road

Suite 401

Orlando, FL 32819

Young Microbrush Ireland Ltd.

Clogerhane Dungarvan

County Waterford

Ireland

2720 Corporate Parkway, LLC (inactive)

2260 Wendt Street

Algonquin, Illinois 60102

Sav-A-Life, LLC (inactive)

2260 Wendt Street

Algonquin, Illinois 60102

Section 11.26.2

Locations of Books and Records of each Covered Person:

Young Innovations, Inc.

13705 Shoreline Court East

Earth City, Missouri 63045

Young Innovations, Inc.

2260 Wendt Street

Algonquin, Illinois 60102

Young Innovations, Inc.

500 N. Michigan Ave., Suite 2204

Chicago, IL 60611

Section 11.26.3

Locations of Personalty of Covered Person indicated:

All Covered Persons	Owned

13705 Shoreline Court East

Earth City, Missouri 63045

All Covered Persons	Owned

2260 Wendt Street

Algonquin, Illinois 60102

All Covered Persons	Leased

500 N. Michigan Avenue

Suite 2204

Chicago, IL 60611

Young Dental Manufacturing I, LLC	Owned

13705 Shoreline Court East

Earth City, Missouri 63045

Young Dental Manufacturing I, LLC	Owned

4401 Paredes Line Rd.

Brownsville, TX 78529

Young Dental Manufacturing I, LLC	Leased

2995 Wilderness Place, Suite 103

Boulder, CO 80301

Young Acquisitions Company	Owned

4321 Goshen Rd.

Ft. Wayne, IN 46818

Panoramic Rental Corporation	Owned

4321 Goshen Rd.

Ft. Wayne, IN 46818

Young PS Acquisitions, LLC	Owned

755 Trademark Circle

Corona, CA 92879

Young Microbrush LLC	Leased

1376 Cheyenne Avenue

Grafton, WI 53024

Young Microbrush International LLC	Leased

1376 Cheyenne Avenue

Grafton, WI 53024

(Young Microbrush Ireland, Ltd.)	Owned

Clogerhane Dungarvan

County Waterford

Ireland

In addition, Young Acquisitions Company and Panoramic Rental Corporation lease property to its customers in the ordinary course of business which property is held at other locations, none of which is the site of 10% or more of Young Acquisitions Company’s assets or 10% or more of its business.

Section 11.27

Subsidiaries and Affiliates:

Young Acquisitions Company

Young PS Acquisitions, LLC

Young Dental Manufacturing I, LLC

Panoramic Rental Corp.

Athena Technology, LLC

Young Colorado, LLC

Young OS, LLC

YI Ventures, LLC

Mid-West Dental Laboratory, Inc.

Young Microbrush LLC

Young Microbrush International LLC

Young Microbrush Ireland Ltd. (foreign)

2720 Corporate Parkway, LLC (inactive)

Sav-A-Life LLC (inactive)

Section 11.28

None.

Section 11.29

None.

Section 11.30

None.

Section 11.31

None.

Section 11.32

None.

Section 11.33

None.

Section 14.1

The Covered Persons have a minority investment in Health Edge Investment Partners. In 2005, the Covered Persons committed to an investment of up to $3.0 million. To date, $1,950,000 has been invested.

Young Colorado, LLC acquired the assets of Biotrol International, Inc.

YI Ventures, LLC acquired Mid-West Dental Laboratories, Inc.

YI Ventures, LLC acquired the assets of D&N Microproducts Inc.

YI Ventures, LLC acquired certain assets from Brahler Technologies, Inc.

YI Ventures, LLC acquired the assets of Healthsonics Corporation

Young OS LLC acquired the assets of Obtura Corporation and Earth City Technologies, Inc. d/b/a Spartan Marketing Group, and Obtura Canada.

Young Microbrush, LLC acquired the assets of Microbrush, Inc.

Young Microbrush Ireland Ltd. acquired the assets of Microbrush International Ltd.

EXHIBIT S

NOTICE ADDRESSES, ETC.

Notice Address for Borrower:

Young Innovations, Inc.

500 N. Michigan Avenue

Suite 2204

Chicago, Illinois 60611

Attention: Erin Manning

FAX #: 312-644-6397

Confirming Telephone #: 312-644-4150

with a courtesy copy to:

McDermott Will & Emery

227 W. Monroe St.

Chicago, IL 60606

Attention: John Tamisiea

FAX #: 312-984-3669

Confirming Telephone #: 312-984-6957

Notice Address for the following entities under any Loan Document:

Young Acquisitions Company

Young PS Acquisitions, LLC

Young Dental Manufacturing I, LLC

Panoramic Rental Corp

Athena Technology, LLC

Young Colorado, LLC

YI Ventures, LLC

Mid-West Dental Laboratory, Inc.

Young OS LLC

Young Microbrush, LLC

Young Microbrush International, LLC

2720 Corporate Parkway LLC

SAV-A-LIFE, LLC

Each other Guarantor under the Loan Agreement

c/o Young Innovations, Inc.

500 N. Michigan Avenue

Suite 2204

Chicago, Illinois 60611

Attention: Erin Manning , Treasurer

Attention: Erin Manning

FAX #: 312-644-6397

Confirming Telephone #: 312-644-4150

with a courtesy copy to:

McDermott Will & Emery

227 W. Monroe St.

Chicago, IL 60606

Attention: John Tamisiea

FAX #: 312-984-3669

Confirming Telephone #: 312-984-6957

Applicable Lending Office for Administrative Agent and Notice Address for Administrative Agent for Advances, Conversions, Continuations, Payments, and Prepayments:

Bank of America, N.A.

901 Main Street

Mail Code TX1-492-14-14

Dallas, TX 75202-3714

Attention:  Monica Barnes

FAX #: 214-290-9442

Confirming Telephone #:  214-209-9289

Notice Address for Administrative Agent for all other purposes:

Bank of America, N.A., Administrative Agent

Mail Code IL1-231-10-41

231 S. LaSalle Street

Chicago, IL 60697-0001

Attention: Denise Jones

FAX #: 877-206-8413

Confirming Telephone #: 312-828-1846

with a copy to:

Lewis, Rice & Fingersh, L.C.

500 North Broadway, Suite 2000

St. Louis, MO 63102

Attention: Rosemarie M. Karcher, Esq.

FAX #: 314-612-7673

Confirming Telephone #: 314-444-7673

Applicable Lending Office and Notice Address for Bank of America, N.A., a Lender:

Bank of America, N.A.

135 S. LaSalle St.

Mail Code IL4-135-11-27

Chicago, IL 60603

Attention: Jonathan M. Phillips

FAX #: 312-453-3263

Confirming Telephone #: 312-992-6360

Applicable Lending Office and Notice Address for The Northern Trust Company, a Lender:

The Northern Trust Company

50 S. LaSalle St. B-2

Chicago, IL 60603

Attention: Roger McDougal

FAX #: 312-444-7028

Confirming Telephone #: 312-444-3104